UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2013

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 28, 2013, TranSwitch Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”), related to a public offering (the “Offering”) of 7,055,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase 3,527,500 shares of Common Stock (the “Warrants”). The shares of Common Stock and Warrants are being sold as units (“Units”), with each Unit consisting of one share of Common Stock and a Warrant to purchase .5 of a share of Common Stock, at a price of $0.50 per Unit (the “Offering Price”), less the 6.5% underwriter’s commission. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 45 days, to purchase up to an additional 1,245,000 shares of Common Stock and Warrants to purchase up to an additional 622,500 shares of Common Stock to cover over-allotments, if any, at the Offering Price, which option has been exercised in full. The Offering is expected to close on April 3, 2013, subject to the satisfaction of customary closing conditions. The gross proceeds to the Company are expected to be approximately $4,150,000, with net proceeds of approximately $3,680,250 after deducting the underwriting discounts and commissions and estimated expenses payable by the Company that are associated with this Offering, including the exercise by the Underwriter of their over-allotment option.

The Warrants to be issued in the Offering are exercisable on the earlier of the first anniversary of the date of issuance, or the day after the date on which we file a certificate of amendment increasing our number of authorized shares of Common Stock, and expire on the fifth anniversary of the date such amendment is filed. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the Warrants. In addition, the Warrants contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock, or certain other issuances at a price below the then-existing exercise price of the Warrants, with certain exceptions. We agreed with the investors in the Offering to hold a stockholders’ meeting by July 31, 2013 to seek stockholder approval for an increase in the authorized shares of our Common Stock. If we are unable to obtain the required stockholder approval by the day following the first anniversary of the issuance date, we will be required to pay liquidated damages of $1,000,000.

The Offering is being made pursuant to a prospectus supplement dated March 28, 2013 and an accompanying prospectus dated January 25, 2013, pursuant to the Company’s existing effective shelf registration statement on Form S-3, as amended (File No. 333-184591), which was initially filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2012 and declared effective by the Commission on January 25, 2013.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Copies of the Underwriting Agreement and the form of Warrant are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference.

A copy of the opinion of Pierce Atwood LLP relating to the legality of the issuance and sale of the shares of Common Stock and Warrants in the Offering is attached as Exhibit 5.1 hereto. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to the Exhibits.

Item 1.02 – Termination of a Material Definitive Agreement.

On July 16, 2012, the Company entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), pursuant to which the Company, from time to time, could issue and sell to Aspire Capital shares of the Company’s common stock. Under the terms of the Common Stock Purchase Agreement, the Company could issue and sell to Aspire Capital shares of the Company’s common stock for aggregate gross sales proceeds of up to $11,000,000, subject to the terms and conditions set forth in such agreement.

On March 27, 2013, the Company delivered to Aspire Capital notice of termination of the Common Stock Purchase Agreement, which termination will become effective March 28, 2013. The Company has decided to terminate the Common Stock Purchase Agreement because it does not intend to utilize such agreement to raise additional capital. The Company will not incur any termination fees or penalties as a result of such termination. In connection with the termination of the Common Stock Purchase Agreement, the Company also terminated the Registration Rights Agreement (the “Registration Rights Agreement”) with Aspire Capital, dated July 16, 2012. Upon termination of the Registration Rights Agreement, the Company will no longer be under any obligation to register any of its securities for Aspire Capital.

A description of the terms and conditions of the Common Stock Purchase Agreement and the Registration Rights Agreement is set forth in the Company’s current report on Form 8-K filed on July 17, 2012, and is incorporated herein by reference.

Item 8.01 – Other Events.

On March 27, 2013, the Company issued a press release announcing the Offering. On March 28, 2013, the Company issued a press release announcing that it had priced the Offering. The Company’s press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Report and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index. The Exhibit Index and the Exhibits listed therein are incorporated herein by reference.

Exhibit Index:

No.	Description
1.1	Underwriting Agreement, dated as of March 28, 2013, by and between TranSwitch Corporation and Maxim Group LLC.

4.1	Form of Warrant

5.1	Opinion of Pierce Atwood LLP.

99.1	Press Release dated March 27, 2013.

99.2	Press Release dated March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

March 28, 2013	By:	/s/ Robert A. Bosi
	Name:	Robert A. Bosi
	Title:	Vice President and Chief Financial Officer